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                                                              November 10, 1997







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:      Cross Z Software Corporation
                           Commission File No. 333-34667
                           Registration Statement on Form SB-2

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form SB-2 dated August 29, 1997, as amended, (the "Registration Statement"), filed with the Securities and Exchange Commission by Cross Z Software Corporation, a Delaware corporation (the "Company"). The Registration Statement relates to (i) 3,450,000 shares (the "Public Offering Shares") of Common Stock, par value $.01 per share ("Common Stock"), (ii) the Representative's Purchase Option (the "Representative's Purchase Option") consisting of 300,000 shares of Common Stock ("RPO Shares") and (iii) 1,075,000 shares of Common Stock underlying the Bridge Warrants (the "Bridge Financing Shares").

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Registration Statement and the underwriting agreement, each as described in the Registration Statement and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed



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November 10, 1997
Page -2-

appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         (a) The Public Offering Shares have been duly authorized and, when issued and sold pursuant to the Registration Statement, will be legally issued, fully paid and non-assessable;

         (b) The Representative's Purchase Option has been duly authorized and, when issued and sold, will be legally issued, fully paid and non-assessable;

         (c) The RPO Shares have been duly authorized and, when issued and sold as part of the Representative's Purchase Option, will be legally issued, fully paid and non-assessable;

         (d) The Bridge Warrants have been duly authorized and granted; and

         (e) The Bridge Financing Shares have been duly authorized and reserved for and, when issued upon the exercise of the Bridge Warrants, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof.

                                         Very truly yours,



                                        OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP